UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2009

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of W&T Offshore, Inc. (the “Company”) approved a modification to the 2008 general bonus to be granted to the Company’s employees under its 2005 Annual Incentive Plan and the Company’s Long-Term Incentive Compensation Plan (the “Bonus Plan”). Under the Bonus Plan, the Company pays a portion of its annual incentive awards to its employees, including executive officers that participate in the Bonus Plan, in restricted shares of the Company’s common stock (the “Stock Bonus Shares”). Due to a recent decline in the market price of the Company’s common stock, the Committee determined that the number of shares available for issuance under the Bonus Plan was insufficient to cover the 2008 Stock Bonus Amount payable pursuant to the Bonus Plan. Accordingly, the Company has granted to its employees, including the participating executive officers, on a pro rata basis, substantially all of the shares of restricted stock available to be issued under the Bonus Plan (the “Issued Bonus Shares”), based on the closing price of its common stock on March 11, 2009. The difference in value of the Stock Bonus Shares and the Issued Bonus Shares will be paid by the Company on or before May 15, 2009. The Company, at its sole discretion, may pay the difference in cash and/or in grants of additional shares of restricted stock based on the closing price of its common stock on May 4, 2009, should the Company’s shareholders approve an increase in the number of shares available under the Bonus Plan.

All shares of restricted stock granted as described above will be subject to the terms of the Bonus Plan and will vest over a three-year period, with one-third of the shares vesting on December 15, 2009, one-third vesting on December 15, 2010 and the remaining one-third vesting on December 15, 2011. All shares of restricted stock issued to employees will be held in book-entry form by the Company’s transfer agent until vesting.

Pursuant to the 2008 Bonus Plan, the Company’s participating executive officers will receive the following awards:

Executive Officer	Number of bonus restricted shares to be issued based on March 11, 2009 closing price	Remaining bonus to be paid in cash or stock at the Company’s election (expressed in $)
Jamie L. Vazquez	22,489	$90,393.71
W. Reid Lea	33,886	$136,202.74
John D. Gibbons	25,187	$101,236.98
Stephen L. Schroeder	21,146	$84,997.75

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: March 13, 2009	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer